Exhibit 10.20

SUBLEASE

AGREEMENT made as of this 3rd day of March, 2003 between Optimedia International US, Inc. (Improperly named “Optimedia, Inc.” in the 2000 Amendment defined below), having an office at 375 Hudson Street, New York, New York 10014 (“Sublandlord”) and The Analytica Group, Inc, being a Florida corporation with its principal place of business at 475 Park Avenue South, New York, New York 10016 (‘Subtenant”).

W I T N E S S E T H

WHEREAS, 460 Park Avenue Associates, as owner (“Owner”) entered into a lease agreement with Sublandlord as tenant, dated as of April 18, 1988 (“Initial Lease”), it was amended June 1993 (“1993 Amendment”), later amended on April 1, 1997, pursuant to an Extension and Amendment of Lease (“1997 Amendment”) and most recently amended as of July, 2000 (“2000 Amendment”) (Collectively, the Initial Lease, the 1993 Amendment, the 1997 Amendment and the 2000 Amendment shall hereinafter be referred to as the “Lease”).

WHEREAS, pursuant to the Lease, the Owner demised and Sublandlord hired, inter alia, the entire twelfth (12th) floor (the “Demised Premises”) in the building known as 450-60 Park Avenue South, New York, New York (the “Building”), for the term of years (“Term”) and upon all conditions contained in said Lease, a true copy of said Lease, containing however, certain deletions of content that is not relevant to this Sublease, being attached hereto and made a part hereof, marked Exhibit A; and

WHEREAS, Subtenant is desirous of subletting part (14,000 rsf) of the Demised Premises (“Sublet Premises”) consisting of the entire 12th floor of the Demised Premises, said Sublet Premises being more particularly shown on Exhibit B attached hereto and made a part hereof, and Sublandlord is willing to demise the Sublet Premises to Subtenant, but only upon the terms and conditions hereinbelow set forth, all of which are fully acceptable to Subtenant and Sublandlord.

NOW, THEREFORE, in consideration of the promises, conditions and covenants hereinbelow set forth, and subject to Owners approval and right of first offer, the parties hereto agree as follows:

1. Sublandlord hereby subleases the Sublet Premises together with the non-exclusive right to use the common areas appurtenant to the Demised Premises to Subtenant for a term commencing on the Commencement Date (defined below) and expiring March 30, 2005, unless sooner terminated as herein set forth (“Sublease Term”).

The term “Commencement Date”, as used herein, means the latest to occur of: (a) March 1, 2003 or (b) five (5) business days after the date on which all of the following conditions ( the “Conditions”) have been satisfied:

(i) Owner has executed and delivered to Subtenant a written instrument, in form and substance, pursuant to which Owner (a) consents to this Sublease and to Subtenant as the

Subtenant hereunder and (b) waives Owner’s right of first offer under the Lease with respect to this Sublease

(ii) executed original counterparts of the instruments and approvals signed by Owner as described in clause (i) above shall have been delivered to Subtenant.

A.	The foregoing conditions must be met on or before March 20, 2003, (“Commencement Date Cut-off”) otherwise, so long as the failure to meet the conditions is not due to the negligence of the Subtenant or a violation by the Subtenant of this Agreement, the Subtenant or Sublandlord may cancel this agreement upon notice to Sublandlord and all monies paid by Subtenant shall be immediately refunded to Subtenant. Any delay in satisfying the conditions precedent of the Commencement Date caused by Subtenant’s failure to execute this Sublease by February 28, 2003, shall serve to delay the Commencement Date Cut-off by one business day for each day of such delay

2. (a) Subtenant’s obligation to pay rent to Sublandlord shall commence on the Commencement Date. Beginning on the Commencement date and continuing through and including March 30, 2005, Annual rent (“Rent”) shall be in the amount of Two Hundred Thirty One Thousand ($231,000.00) Dollars, payable in advance in equal monthly installments of Nineteen Thousand Two Hundred Fifty ($19,250.00) Dollars, on the first day of each and every month occurring during through March 30, 2005.

(b) Provided that Subtenant is in full compliance with the terms of this Sublease, Ninety Six Thousand Two Hundred Fifty Dollars or five month’s Rent under this sublease that is due to the Sublandlord hereunder for the first three months as well as the thirteenth and fourteenth months of occupancy shall be abated, thereby obligating Subtenant to pay no Rent for such monthly periods. Subtenant shall also be provided up to a maximum cap of Fifty Five Thousand ($55,000.00) Dollars as an allowance for painting, carpeting, refinishing or replacing flooring Work, modification of bathroom(s) performed by or on behalf of the Subtenant with the approval of Owner, if such approval is required under the Lease, and evidenced by paid detailed invoices. Sublandlord shall pay such then due portion of the allowance to the Subtenant to Subtenant within fifteen (15) business days after Subtenant’s written demand therefore, accompanied by the above written proof. If required by Owner under the Lease, Subtenant shall restore the demised premises upon the expiration of the term of the Sublease (or any extensions or amendments thereto). Subtenant, however, agrees ONLY to restore the demised premises to the same or similar condition and configuration, as it exists on March 1, 2003.

(c) Rent shall be paid in lawful money of the United States of America at Optimedia International US, Inc. 375 Hudson Street, NY, NY 10014 Attention: Chief Financial Officer, or at such other place as Sublandlord may designate, without prior notice or demand (except in the instances of additional rent, for which written notice of the amount due shall be given by Sublandlord to Subtenant), and without any abatement, deduction, reduction or setoff whatever, except as set forth in this Sublease.

3. Subtenant shall use and occupy the Sublet Premises for general office use and for no other use or purpose whatsoever.

4. (a) It is specifically understood that this Sublease is subject and subordinate to all of the terms, covenants and conditions of the Lease and any future amendments thereto (provided that no such Amendments shall increase the obligations of Subtenant hereunder, adversely affect Subtenant’s rights, powers or privileges hereunder or decrease the obligations of Owner or Sublandlord to Subtenant) and to the matters to which the Lease shall be subject and subordinate. While this Sublease shall be subordinate to the Lease and all such amendments without the requirement of any written instrument, Subtenant shall execute within ten (10) business days after receiving a request for such execution, any instruments Sublandlord shall reasonably require in order to evidence such Subordination.

(b) Notwithstanding anything else to the contrary contained herein, Sublandlord shall not be responsible to take any actions or perform any obligation with respect to the Sublet Premises if said action or obligation is the responsibility of Owner under the Lease. Sublandlord shall use reasonable efforts to cause Owner to comply with the terms of the Lease. In all instances under this Sublease (including, without limitation, the provisions of the Lease that have been incorporated by Reference in this Sublease) where Sublandlord’s approval or consent in required along with the consent or approval of Owner (excepting the requirement that the Owner consent to this sublease), then, in such event, in the event that Owner withholds or delays its approval pursuant to the Lease, Sublandlord’s denial or delay of such approval shall be deemed reasonable and Sublandlord’s consent shall not be unreasonably withheld or delayed upon Owner granting its consent. Sublandlord shall use reasonable efforts to obtain Owner’s such consent.

(c) Subject to the limitations set forth in Section 4(d) hereof, all of the terms, covenants and conditions of the Lease, whether or not the same are expressly referred to herein other than those set forth in Section 4(e) hereof, are incorporated by reference so that (except to the extent that they are inapplicable to, or modified by the provisions of, this Sublease), for the purpose of incorporation by reference, each and every term, covenant and condition of the Lease binding upon or inuring to the benefit of the landlord thereunder other than those set forth in Section 4(c) hereof or as other provided herein shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Lease, binding upon or inuring to the benefit of the tenant thereunder other than those set forth in Section 4(e) hereof or as otherwise provided herein, shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words “Demised Premises”, or words of similar import, wherever the same appear in the Lease, were construed to mean “Sublet Premises” in this Sublease, and as if the word “Lease”, or words of similar import, wherever the same appear in the Lease, were construed to mean this “Sublease”, the word “Landlord” or “Owner” was construed to mean “Sublandlord” and the word “Tenant” construed to mean “Subtenant”.

(d) The time limits contained in the Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance, Subtenant shall have three days less time to observe or perform hereunder that Sublandlord has as the tenant under the Lease; provided that in no event shall Subtenant have less than two (2) business days to observe or perform hereunder.

(e) The following provisions of the Lease shall be deemed deleted or modified, as specified in this paragraph, for the purposes of incorporation by reference in this Sublease: Preamble and paragraphs relating to Base Rent, Fixed Rent, and demised square footage shall be deemed modified to reflect the Rent and Sublet Premises set forth herein. Landlord give-backs and allowances referred to in the Lease, references, if any, to electric sub-metering, Paragraphs 41, 43, 44, 47, 62, 64, 65, 66 of the Initial Lease, Paragraph 67 of the Initial Lease (modified and limited to include the Security Deposit in the method and amount provided hereunder), 2000 Amendment Paragraph 5, 1997 Amendment Paragraph 3(iv), 1997 Amendment Paragraph 6, July 2000 Amendment paragraph 2, all paragraphs of the Lease that would bestow, confer or otherwise provide Subtenant the right to assign, sub-sublet or otherwise transfer or dispose of, in whole or in part, its Sublet Premises hereunder except as hereinafter provided.

(f) If any other express provisions of this Sublease shall conflict with, or have been modified by any of the provisions of the Lease incorporated herein by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease but only as same may effect Sublandlord and Subtenant (but not Owner).

(g) Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Lease may be observed or performed by Sublandlord by using its best efforts to cause Owner under the Lease to observe and/or perform the same, and Sublandlord shall have a reasonable time (but in no event longer than Owner’s time period to perform under this Lease) to enforce its rights to cause such observance or performance. Subtenant shall not in any event have any rights in respect of the Sublet Premises greater than Sublandlord’s rights under the Lease. Notwithstanding any provision of this Sublease to the contrary, as to obligations contained in this Sublease by the incorporation by reference of the provisions of the Lease, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligations under the Lease and for Sublandlord’s obligation to use reasonable efforts, to cause Owner to observe and/or perform its obligations under the Lease. Sublandlord shall not be responsible for any failure or interruption (unless caused by Sublandlord’s default under the Lease) of the services or facilities supplied at the Sublet Premises by Owner; and no failure to furnish, or interruption of, any such services or facilities (unless caused by Sublandlord’s default under the Lease) shall give rise to (i)

abatement, diminution or reduction of Subtenant’s obligations under this Sublease, (ii) constructive eviction, whether in whole or in part, or (iii) liability on the party of Sublandlord. Sublandlord shall use reasonable efforts to cause Owner to cure any such interference and fully perform Owner’s obligations under the Lease related thereto.

Sublandlord shall cooperate with Subtenant, at Subtenant’s expense, in Subtenant’s seeking to obtain the performance or observance of the Owner of any of the terms, covenants and conditions of the Lease to be performed or observed on the part of Owner thereunder, and to that end, Subtenant, after notice to Sublandlord, may commence such legal actions or proceedings against Owner, in the name of of the Sublandlord, if required, in order to compel or enforce such performance or observance by Owner, provided that any such legal actions or proceedings so commenced by Subtenant shall be at Subtenant’s cost and expense. In the event that (I) Sublandlord receives an abatement of a credit against any rents or additional rents from Owner pursuant to the terms of the Lease or as a matter of law, and (ii) the basis for the granting of any such abatement or credit affects or relates to the Sublet Premises or any part thereof, Subtenant shall be entitled to an equitable abatement if the Rent and additional rent payable by Subtenant pursuant to this Sublease, to the extent that such abatement or credit affects or relates to the Sublet Premises.

(h) If the Lease is terminated for any reason, this Sublease shall automatically terminate and the parties’ obligations hereunder shall cease. Subtenant, however, shall not be relieved of any of its obligations that occurred prior to such termination. There shall be an equitable apportionment of Rent paid by Subtenant for any period after such termination and a return of the security as provided for herein.

(i) Subtenant covenants and agrees that it will well, fully and promptly, keep, observe and perform each and every term, covenant, condition and provision of the Lease on Sublandlord’s part to be performed with respect to the Sublet Premises, to the extent incorporated herein and except as specifically modified herein, and will and does hereby indemnify and hold Sublandlord harmless from and against any and all actions, claims, demands, damages, assessments, charges, costs and expenses (including reasonable attorneys’ fees) based upon or incurred on account of the acts or omissions of Subtenant, its agents, servants, employees or invitees, with respect to: (i) the breach of any of the terms, covenants or conditions of this Sublease; (ii) the Subtenant’s use, occupancy or conduct at the Demised Premises other than the permitted use hereunder; or (iii) any accident, injury (including death) or damage to any person or property occurring in or about the Demised Premises or otherwise related in any way to Subtenants agents, assigns, guests or business to the extent not caused by the gross negligence or willful misconduct of Sublandlord, Owner or their agents, servants, employees or invitees. Sublandlord represents that (i) it has right and power to sublease Sublet Premises under the Lease and, except for Owner’s consent, no consent is required; (ii) the Lease is in full force and effect; and (iii) Owner is not in default under the Lease.

5. Subtenant agrees to be responsible for and to relieve and hereby relieves the Sublandlord from all liability by reason of any injury or damage to any person or property in the Sublet Premises, whether belonging to the Subtenant or to any other person or entity from any

Cause whatsoever, including without limitation, vandalism, burglary, or any other crime or violation of law, fire, breakage or leakage in or to any part or portion of the Sublet Premises, or from the drains, pipes, heating ventilation and air conditioning system (“HVAC”) fixtures or plumbing works of any same, except Sublandlord shall be liable for the foregoing if caused by the willful or grossly negligent acts of Sublandlord or Owner or their agents, employees or invitees.

6. The rights and the obligations of the parties under this Sublease in the event of damage to, or destruction of the Sublet Premises or the portion of the Demised Premises under the Lease providing Subtenant access to the Sublet Premises, or if the Sublet Premises is rendered wholly or partially untenantable by fire or other casualty, or in the event of a taking under the power of eminent domain of all or part of the Sublet Premises shall follow the rights and obligations of the Owner and the Sublandlord (as the tenant under the Lease) under the pertinent provisions of the Lease. If the Lease is terminated by Owner, wholly or in part, with respect to the Sublet Premises (because of damage, destruction or condemnation), then this Sublease shall be deemed terminated at the same time and to the same extent that the Lease is terminated and in the event this Sublease is wholly terminated, the parties hereto shall perform all of their obligations under this Sublease which were accrued and remain unperformed at the effective date of termination. Subtenant shall have no right to any award or reimbursement received by Sublandlord except that Subtenant may submit a claim for all furniture, trade fixtures owned by Subtenant and relocation expenses.

7. It is both a condition and a covenant of this Sublease that while it continues in effect, Subtenant shall refrain from violating or breaching any provision of the Lease which is hereby made binding upon the Subtenant as an occupant of the Sublet Premises.

8. (a) The Subtenant shall not assign this Sublease or Subtenant’s interest in the Sublet Premises, whether by corporate merger, reorganization, operation of law or otherwise, all or any part of the Sublet Premises or permit any other person or entity to use or occupy the Sublet Premises without the prior written consent of the Sublandlord and Owner except as provided in section 8(d). No consent to any assignment or subletting shall be deemed to be a consent to any future assignment or subletting or a waiver of the requirement of obtaining the consent of the Owner, if same be required under the Lease, to any future assignment or subletting, or shall any such consent or subletting be construed to be a release of Subtenant from any of its obligations hereunder. Subtenant hereby agrees always to be and to remain primarily liable on and under the terms, provisions, covenants, conditions and obligations of this Sublease; its liability to always be that of principal and not that of surety.

(b) If any prohibited event occurs under this paragraph 8, such occurrence shall be deemed an act of default (as defined in the Lease and Sublease) and then, in addition to any other rights or remedies which Sublandlord may have, Sublandlord may cancel this Sublease on ten (10) days’ prior written notice, if such default is not cured within said ten (10) day period.

(c) At any time Subtenant requests the consent of Sublandlord to an assignment or subletting of all or part of the Sublet Premises, to assist Sublandlord in its deliberations, Subtenant shall submit a statement to Sublandlord specifying: (i) the name and character of the business of the proposed assignee or sublessee; (ii) if a subletting, the space proposed to be sublet; (iii) the term of the assignment or sublease; (iv) the rent; (v) the proposed commencement date of the assignment or sublease; and (vi) such information regarding the financial responsibility of the proposed assignee or sublessee as Sublandlord may reasonably request.

(d) Notwithstanding the foregoing, however, if Subtenant has as asset transfer whether by merger or acquisition, it may assign or sublet this sublease subject to the Owner’s approval, to its merger Partner(s), or Acquiror(s) without further consent of the Sublandlord. Subtenant agrees to reimburse Sublandlord for the reasonable costs to review such asset transfer documents up to $1000. Notwithstanding the foregoing, however, in the event of a breach of Sublease by assignor/sublettor, Subtenant shall remain jointly and severally liable to Sublandlord.

9. Sublandlord covenants and agrees with Subtenant that upon Subtenant paying the Rent and not being in default, beyond any applicable grace or cure period; if any; of the terms, covenants and conditions on Subtenant’s part to be observed and performed hereunder, Subtenant shall peaceably and quietly enjoy the Sublet Premises during the term of this Sublease, subject nonetheless to the terms and conditions of this Sublease and the Lease.

10. Subtenant represents that it has made a thorough examination and inspection of the Sublet Premises and is fully familiar with the condition of every part thereof. Subtenant agrees that it enters into this Sublease without any representations or warranties by Sublandlord, its agents, representatives, employees, servants or any other person as to the present or future condition of the Sublet Premises or the appurtenances thereto or any improvements therein or thereon or the permitted use thereof except as specifically set forth herein. Subtenant agrees further to accept the Sublet Premises “as is”, in its condition at the time of execution hereof without requiring any alterations, improvements, repairs or decorations to be made by Sublandlord or at Sublandlord’s expense now or at any time. Sublandlord represents as of the Commencement Date of this Sublease, that to the best of its knowledge (without independent investigation), all electrical, plumbing and HVAC systems are in good working order and that the Premises comply with all laws, rules and regulations applicable to it.

11. Any notices, consents, requests, or demands (“Notice”) made by either party to the other shall be in writing and shall be deemed to have been duly given if mailed in a postpaid envelope by registered or certified mail, return receipt requested, or by special handling overnight delivery such as Federal Express or Express Mail, or by hand messenger, addressed to the respective parties at the address hereinabove set forth, or at such other address as the parties may, from time to time, designate by notice in accordance with this paragraph. Any bills, statements, or invoices shall be in writing and may be delivered by hand with receipt acknowledged. A copy of any Notice sent to Sublandlord shall simultaneously be sent to ZenithOptimedia Group (N.A.), Inc., 299 West Houston Street, New York, 10014, Attention: Andrew A. Elman, Esq.

A copy of any notice sent to Subtenant shall also be sent to Patrick Dwyer, Esq., Polstein Ferrara Dwyer & Speed, 83 Maiden Lane, New York, NY 10038.

12. (a) To protect the parties hereto from losses attributable to Subtenant’s use and occupancy of the Sublet Premises, Subtenant agrees at all times to carry at its sole cost and expenses: (i) General Public Liability insurance, covering all operations in limits of not less than $1,000,000 for each person, $3,000,000 for each occurrence for personal injury or death, and $5,00,000 for each occurrence for property damage in or about the Sublet Premises; (ii) Contractual liability insurance covering Subtenant’s indemnity under Section 4(i) of this Sublease (it being understood that Subtenant’s failure to obtain or maintain such insurance or the failure or refusal of the insurance company to perform its obligations shall in no way affect Subtenant’s obligation under said Section 4(i)); and (iii) fire and casualty insurance with extended coverage upon Subtenant’s leasehold improvements, if any, and contents.

(b) All policies of insurance referred to in Subsection (a) above shall be issued in the name of Subtenant, and Sublandlord (and Owner, if that be required pursuant to the Lease) and as otherwise identified and required in the Lease, shall be named as their interests may appear, and shall be issued by companies authorized to do business in the State of New York. Each policy shall provide that it may not be canceled or materially changed except upon thirty (30) days’ prior written notice to Sublandlord. Subtenant agrees that it will advise Subtenant becoming aware of such a pending cancellation or material change. Certificates of such insurance shall be delivered to Sublandlord by Subtenant prior to the first day of the Sublease Term.

(c) If Subtenant shall fail at any time to effect or maintain any of such insurance, after three (3) days written notice from Landlord, Sublandlord, at its option, may do so and the cost thereof shall be paid by Subtenant as additional rent, within five (5) business days after Sublandlord shall submit a bill evidencing such payment.

(d) Subtenant shall not carry on any activity, other than that permitted by this Sublease, which will increase the premium on any policy of insurance required to be carried by Sublandlord or Owner pursuant to this Sublease or the Lease.

(e) All insurance to be provided by Subtenant and Sublandlord shall contain Waivers of Subrogation against the other (and Owner, if required pursuant to the Lease).

13. Except as expressly modified herein, all of the acts of default set forth and described in the Lease that are applicable to Sublandlord, as tenant in the Lease, shall apply to and be binding upon Subtenant in this Sublease. All of same shall be deemed fully incorporated herein, as if set forth herein.

14. Sublandlord and Subtenant represent and warrant to the other that they dealt with no broker, finder, consultant or similar entity in connection with this Sublease other than Neal J. Lerner & Company and PJD Corporate Realty (collectively “Broker”), and each of the parties agree to indemnify and save the other harmless from all claims, actions, damages, costs, expenses and any other liability whatsoever, including reasonable attorney’s fees, that may arise from a breach hereof. Sublandlord shall pay any commissions to Broker pursuant to a separate agreement. The provision of this paragraph 14 shall survive the expiration or earlier termination of this Sublease.

15. With respect to any provision of this Sublease which provides, in effect, that Sublandlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Subtenant in no event shall be entitled to make, nor shall Subtenant make, any claim, and Subtenant hereby waives any claim, for money damages, nor shall Subtenant claim any money damages by way of set-off, counterclaim or defense based upon any claim or assertion by Subtenant that Sublandlord has unreasonably withheld or unreasonably delayed any consent or approval. Subtenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. In the event that the consent of Owner is required for any reason, Sublandlord shall not be deemed to be unreasonably withholding consent until such time as Owner has given its consent. Sublandlord shall use its reasonable efforts to obtain Owner’s timely consent.

16. Subject to Section 8 hereof, the covenants, conditions and agreements contained in this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

17. Obtain all licenses and/or permits (if any) from each governmental body having jurisdiction, that are or may be required and necessary to enable it to conduct its business in the Sublet Premises for the permitted use herein. Sublandlord makes no representation as to the availability of any such licenses or permits or as to the scope or nature of any work Subtenant may be required to undertake to obtain them. Subtenant shall not be relieved of any of its obligations set forth in this Sublease because of its failure or inability to obtain licenses or permits, and once obtained, because of the subsequent loss thereof.

18. This Sublease shall not be modified, altered or amended in any way except by agreement, in writing, signed by the parties hereto. No waiver by either party of any breach by the other party of any of the covenants, agreements or obligations under this Sublease shall operate to waive any other breach thereof nor to waive or effect any breach of any other covenant, agreement or obligation of such other party hereunder nor shall any forbearance by either party to enforce a right or remedy for any breach by the other party be a waiver by Sublandlord of any of its rights and remedies with respect to such or any other breach, nor in any other manner operate to the prejudice of such first party.

19. (a) Simultaneously with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Fifty Seven Thousand Seven Hundred Fifty ($57,750) Dollars (the “Security Deposit”) along with the sum of $19,250.00 (June, 2003 Rent – in advance) Sublandlord shall hold the Security Deposit, without liability for interest thereon, as security for the full and faithful performance by Subtenant of each and every term, covenant and condition of this Sublease on the part of Subtenant to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Subtenant without the prior reasonable consent of Sublandlord in each instance and any such act on the part of Subtenant shall be without force and effect and shall not be binding upon Sublandlord.

(b) If any of the Rent herein reserved shall be overdue beyond any applicable notice and/or grace period and unpaid, or should Sublandlord make payments on behalf of Subtenant as expressly provided for herein, or should Subtenant fail to perform any of the terms of this Sublease beyond any applicable notice and/or grace period, then Sublandlord may, at its option, and without prejudice to any other remedy which Sublandlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof as may be necessary to compensate Sublandlord toward the payment of the Rent due from Subtenant, or towards any loss, damage or expense sustained by Sublandlord resulting from such default on the part of Subtenant; and in such event subtenant shall forthwith, upon three (3) business days of written demand, restore the Security Deposit to the original sum deposited.

(c) In the event Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease and pay all of the Rent payable by Subtenant to Sublandlord, Sublandlord shall return the Security Deposit or the letter of credit or the remaining proceeds thereof to subtenant reasonably promptly following the expiration or sooner termination of the Sublease Term and the surrender of the Demised Premises by Subtenant in compliance with terms of this Sublease.

(d) In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceeding shall be instituted by or against Subtenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Sublandlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Sublandlord in partial liquidation of Sublandlord’s damages.

(e) In the event Sublandlord delivers the Security Deposit to a transferee of Sublandlord’s interest in the Demised Premises in accordance with the terms of the Lease, then upon notice by Sublandlord to Subtenant of such transfer and the assumption by such transferee of the obligation to return the Security Deposit to Subtenant pursuant to the terms of this Sublease, Sublandlord shall be discharged and released from all further liability with respect to the Security Deposit and Subtenant shall look solely to such transferee for its return.

20. Subject to Owner’s approval, subtenant shall be permitted up to two (2) lobby listings for Subtenant’s business and the principals of Subtenant. Posting of any listings shall be subject to the prior approval of the Owner.

21. Notwithstanding anything to the contrary contained in this sublease, so long as subtenant is not in breach of any provision hereunder. Sublandlord shall provide for Subtenant’s use during the entire Sublet Terms at no additional charge, use of the following items:

(a) All furniture, including wall units, conference table and chairs, window treatments, lighting, fixtures, desks and returns, filing cabinets, and chairs (collectively “Furniture”), presently existing in the Sublet Premises, all in an “as is” conditions, without any representations or warranties Prior to the Commencement Date, Subtenant may elect, by notice to Sublandlord, not to accept certain items of Furniture to be specified by Subtenant in its notice to Sublandlord, in which event, Sublandlord shall promptly remove such items of Furniture from the Demised Premises. At the end of the Term of this Sublease, so long as Subtenant is not in violation of any of the terms hereunder, Subtenant shall remove and take possession of such

Furniture and, under all circumstances, shall surrender Premises to Sublandlord in broom clean condition. Subtenant shall notify Sublandlord, which Furniture it desired to take no later than 30 days prior to the end of its tenancy or such right to Furniture is waived.

22. From time to time within ten (10) days following each request by Sublandlord, Subtenant agrees to certify by duly executed recordable instrument, in form reasonably acceptable to Sublandlord, to any mortgagee, proposed mortgagee or to any other party designated by Sublandlord (a) that there has been no amendment or modification of any of the terms or provisions of the Sublease, and that the Sublease is presently in full force and effect (or if amended or modified that same is in full force and effect as modified and stating the modification); and (b) that there exists no uncured default on the part of the Sublandlord under the Sublease, and that the Subtenant has no right of offset or defense to its liability for the payment of rent thereunder, or if any such default, offset or defense exists, specifying same; and (c) that the Subtenant is in actual physical possession of the Sublet Premises and is paying rent to the Sublandlord in accordance with the terms of the Sublease.

23. Anything elsewhere in this Sublease to the contrary notwithstanding, Subtenant shall look solely to the estate and property of the Sublandlord for the satisfaction of Subtenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money to the Subtenant in the event of any default or breach by Sublandlord with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by the Sublandlord, and no other property or assets of the Sublandlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant’s remedies.

24. This Sublease does not constitute an offer to sublease the Sublet Premises to Subtenant and Subtenant shall have no rights or obligations with respect the leasing of the Premises unless and until Owner consents in writing to the subletting of the Sublet Premises to Subtenant and the Conditions set forth in paragraph 1 herein have been satisfied. Sublandlord shall use its commercially reasonable efforts to obtain Owner’s consent.

25. Electricity for the Sublet Premises will be paid as Additional Rent by Subtenant at the initial rate of $3.00 per sq. foot per year ($42,000) in equal monthly installments of $3,500 commencing March 1, 2003. Notwithstanding the foregoing, however, Subtenant shall pay, over the course of the Term of this Sublease, only the actual sum for electricity actually used by Subtenant. Accordingly, the Additional Rent paid by Subtenant to Sublandlord for electricity will be reconciled quarterly to actual amounts used by Subtenant in the Sublet Premises.

26. If, pursuant to terms of the Lease, Sublandlord becomes entitled to exercise a right to terminate the Lease by reason of a fire or casualty occurring in the Building or the Demised Premises, Sublandlord will give prompt notice of such right to terminate to Subtenant.

IN WITNESS WHEREOF, Sublandlord and Subtenant have set their hands, the day, month and year above first written.

Sublandlord:

Optimedia International US, Inc.

By:	/s/ Laura Giannini
	Name:	Laura Giannini
	Title:	SVP, Director of Finance

Subtenant:

The Analytica Group, Ltd.

By:	/s/ Steve Arikian
	Name:	Steve Arikian
	Title:	President

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